Exhibit 99.1

ChineseInvestors.com, Inc. Announces Record Revenues for Q3 Fiscal Year 2019

Company Reports 81% Year-Over-Year Increase Driven by Continued Demand for its Industrial Hemp/CBD Consumer Product Lines

SAN GABRIEL, Calif., April 16, 2019 (GLOBE NEWSWIRE) -- via NetworkWire - ChineseInvestors.com, Inc. (OTCQB:CIIX) (“CIIX” or “the Company”), an established financial news and investment portal, and a leading industrial hemp retailer for the Chinese-speaking community, today announced its financial and operational summary for the Third Quarter of its Fiscal Year 2019.

Q3 Fiscal Year 2019 Financial Highlights

•	Total revenue for Q3FY2019 was $1,444,822, an 81% increase from $796,304 for the same quarter in the prior year
•	Hemp and CBD sales revenues for Q3FY2019 were $1,061,318, a 579% increase from $183,185 for the same quarter in the prior year
•	Subscription revenues were $229,220, a 6% increase from $214,506 for the same quarter in the prior year
•	During the quarter, Chineseinvestors.com announced the rebranding of its consumer product line, now the opt brand, and the consolidation of its e-commerce sites to provide a one-stop shopping experience at www.365CWC.com
•	In January of 2019, the Company officially launched its first self-branded rice wine alcohol product, Hemp Wine

“This has been an extremely eventful quarter for us, demonstrated by the successful product launches and initiatives that we have taken to consolidate branding and provide ease and accessibility for our consumers,” said Mr. Warren Wang, ChineseInvestors.com, Inc. CEO. “Our financial performance and highlights for the quarter are a testament to the popularity and demand for our CBD and hemp products. As a result, we continue to make significant progress in our business through our investments intended to grow the platform for our consumer product lines. Leading the sales for CBD and hemp products, the Company’s wholly owned foreign entity, CBD Biotechnology Co. Ltd. (“CBD Biotech”), was recently a featured exhibitor at the Vietnam Expo, and introduced our self-branded hemp-infused skincare line and hemp wine, which resulted in an overwhelming reception when our exhibitor inventory sold out within the hour. We have successfully become a key player in the Chinese markets, which is why we are confident the year ahead will be fruitful as we continue expanding our brand recognition for our industrial hemp products beyond China and throughout southeast Asia with the help of our recently appointed CBD Biotech CFO, Alex Hamilton.”

For the first nine months and quarter ended February 28, 2019, cash and cash equivalents for the Company were $2,287,965 and total current assets were $4,487,886. As of February 28, 2019, there were 43,332,692 shares outstanding.

The Company's complete financial and operational results for its third quarter ended February 28, 2018 is provided in its Form 10Q for Q3 FY2019, filed with the SEC on April 15, 2019, available online at http://www.ChineseInvestors.com.

About ChineseInvestors.com

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information, visit www.ChineseInvestors.com.

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Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

ChineseInvestors.com

227 W. Valley Blvd., #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1-214-636-2548

PR@chinesefn.com

Corporate Communications:

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